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                                                                   Exhibit 10.27



                                    SUBLEASE

     This instrument is a Sublease (the "Sublease") dated as of June 12, 1998 between CAMBRIDGE NEUROSCIENCE, INC., a Delaware corporation ("Sublessor"), and MILLENNIUM PHARMACEUTICALS, INC., Delaware corporation ("Sublessee").

     The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                        SUMMARY OF BASIC LEASE PROVISIONS
                        ---------------------------------

1.1  BASIC DATA

ALL CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PRIME LEASE (hereinafter defined) UNLESS OTHERWISE DEFINED HEREIN.

Commencement Date:


                              As to the First Floor Premises - June 12, 1998.

                              As to the Third Floor Premises - the date of completion of the "decommissioning" (in the manner and to the extent required by the regulations of the U.S. Nuclear Regulatory Commission and or the Massachusetts Department of Public Health's Regulations for control of Radiation) of the Third Floor Premises, as evidenced by a letter from Sublessor's consultant confirming that the required close-out radiation survey has been completed and the Third Floor Premises qualify for release under such applicable decommissioning regulations.

Sublessor:                    Cambridge NeuroScience, Inc.

Present Mailing Address       One Kendall Square, Building 700
of Sublessor:                 Cambridge, Massachusetts 02139

Sublessee:                    Millennium Pharmaceuticals, Inc.

Present Mailing Address       238 Main Street
of Sublessee:                 Cambridge, Massachusetts 02142
                              Attention: Janet Bush

Permitted Uses:               For the purposes described in Section 7 of the
                              Prime Lease (as described below) and no other.

Premises:                     Approximately 6,000 rentable square feet of space
                              located on the first floor ("First Floor
                              Premises"), and approximately 15,000 rentable square feet of space located on the third floor
                              ("Third Floor Premises"), of

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                              the building known as Building 600/650/700 (the
                              "Building") located at One Kendall Square,
                              Cambridge, Massachusetts as approximately shown on the attached Exhibit A. The actual rentable area of the Premises shall be subject to verification by measurement of the Premises by an architect reasonably acceptable to both Sublessor and Sublessee; in the event the final, agreed-upon measurement of the Premises differs from the approximations set forth above, the parties agree to amend the definitions of the amount of Base Rent and Sublessee's Share accordingly. The Premises demised under this Sublease comprise a portion of the premises leased (the "Leased Premises") to Sublessor by Prime Lessor (as defined below) under the Prime Lease (as defined below).

Prime Lease:                  That certain lease, dated as of July 16, 1992,
                              between the Trustees of Old Kendall Realty Trust
                              (the "Initial Prime Landlord"), as lessor, and
                              Sublessor, as lessee, as amended by a First
                              Amendment dated September 22, 1992, a Second
                              Amendment dated September 22, 1993, a Third
                              Amendment dated March 11, 1996, and a Fourth
                              Amendment dated June 17, 1997.

Prime Lessor:                 Cambridge Athenaeum LLC, as successor to the
                              Initial Prime Landlord.

Base Rent                     As of the First Floor Premises Commencement Date,
                              $248,520.00 per annum ($41.42 per rentable square feet), payable in monthly installments of $20,710.00 each; from and after the Third Floor
                              Commencement Date, $869,820.00 per annum, payable in monthly installments of $72,485.00 each.

Additional Rent:              So that the Base Rent payable to Sublessor
                              hereunder shall be net to Sublessor (except for Taxes and the other exclusions described below), Sublessee shall pay as additional rent hereunder:
                              (a) Sublessee's Share of all amounts in the nature of pass throughs of operating expenses, insurance charges and charges for utility usage payable by Sublessor as tenant under the Prime Lease to the Prime Lessor in connection with operating expenses, insurance charges and utility charges attributable generally to the Building or the Leased Premises under the Prime Lease, including the Premises, specifically including, without limitation, all amounts paid by Sublessor to Prime
                              Lessor as "Rent Adjustments" under Sections 5.1 -
                              5.3 of the Prime Lease (in that regard, Sublessor shall deliver to Sublessee a copy of the annual statement of operating


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                              expenses received by Sublessor from Prime Lessor
                              under Section 5.3 of the Prime Lease); (b) any expenses, taxes, insurance charges, dumpster charges, and utility charges that are (i) incurred by Sublessor in connection with its providing of those utilities, maintenance and repair services required to be provided by Sublessor under the terms of this Sublease and (ii) applicable exclusively to the Premises; (c) any additional costs incurred by Sublessor in connection with its provision of those utilities, maintenance and repairs which Sublessor is required under the terms of this Sublease to provide to the Premises; to the extent that such additional costs are applicable to both the Premises subleased hereunder and those portions of the Leased Premises occupied by Sublessor or third parties, Sublessee shall only be obligated to pay its fair and equitable share thereof; and (d) the fair market rental value for Sublessee's parking spaces in the Old Kendall Square Garage (as such fair market rent value is determined and adjusted from time to time by Prime Lessor in accordance with
                              Section 4(ii) of the Prime Lease). Such Additional Rent shall exclude however, the following: (a) costs attributable solely to those portions of the Leased Premises retained by Sublessor and not to the Premises demised hereunder; (b) costs payable by Sublessor as tenant under the Prime Lease in the nature of late penalties or interest, damages payable on account of tenant defaults, accelerated rents or charges except to the extent any such costs are incurred in connection with a default by Sublessee under this Sublease; (c) any costs for utilities or the like that are separately metered to the Premises and that Sublessee pays directly to the utility company or service provider; and
                              (d) all amounts paid by Sublessor to Prime Lessor as "Rent Adjustments" for "Taxes" under Section
                              5.4 of the Prime Lease.

Security Deposit:             $145,000.00.

Sublessee's Share:            The rentable square footage of Premises divided by
                              the rentable square footage of the Leased
                              Premises, expressed as a percentage; as of the First Floor Premises Commencement Date, based upon the First Floor Premises containing 6,000 rentable square feet, Sublessee's Share shall be 15.408%;
                              and as of the Third Floor Premises Commencement
                              Date, based upon the total Premises then containing 21,000 rentable square feet,
                              Sublessee's Share shall be increased to 54.782%.

Sublease Term or Term:        Beginning on the Commencement Date and expiring at
                              midnight on July 31, 2000.


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Broker:                       Gregory Lucas of Murphy, Lynch, Walsh and
                              Partners, and Robert Richards of Fallon, Hines & O'Connor, Inc.

 Sublessee's Parking Rights:  The right to park twenty-one (21) passenger motor vehicles in the One Kendall Parking Garage; these parking rights constitute a portion of the Sublessor's parking rights under the Prime Lease, and Sublessee's Parking Rights are and shall remain subject and subordinate to Prime Lessor's reserved rights with respect thereto.



                                   ARTICLE II

                                    PREMISES
                                    --------

2.1   SUBLEASE OF PREMISES

      Sublessor hereby subleases to Sublessee, and Sublessee hereby accepts and subleases from Sublessor, upon and subject to the terms and provisions of the Prime Lease, all of Sublessor's right, title and interest in and to the Premises, pursuant to the Prime Lease, as both are defined in Section 1.1. Included as part of the Premises sublet hereunder are all of Sublessor's appurtenant rights under the Lease to use the common areas and facilities of the Building and the Lot (as defined in the Prime Lease), subject in all events to the Prime Lessor's rights reserved and excepted in Section 2 of the Prime Lease.

2.2   PRIME LEASE

2.2.1 Sublessor hereby represents and warrants that: (i) Sublessor is the tenant under the Prime Lease; (ii) the Prime Lease is in full force and effect; (iii) Sublessor has not received from Prime Lessor any notice of any default on the part of Sublessor as tenant under the Prime Lease which has not been cured, nor has Sublessor given Prime Lessor notice of any default on the part of Prime Lessor as landlord under the Prime Lease which has not been cured, nor does Sublessor have any knowledge of any default by either party under the Prime Lease; (iv) attached hereto as Exhibit C is a true and complete copy of the Prime Lease; and (v) to the best of Sublessor's knowledge and belief, the Premises and their electrical, mechanical, plumbing, heating, ventilating and air-conditioning systems are in working order and repair and in a condition adequate for the conduct in the Premises of Sublessee's business. Sublessee warrants and acknowledges that it has reviewed the Prime Lease and is satisfied with the arrangements therein reflected. Sublessee also warrants that it is satisfied with the present condition of the Premises (which Sublessee takes "as is" without any representation or warranty by Sublessor regarding the condition of the Premises or the fitness of the Premises for any particular use) and with Sublessee's ability to use the Premises on the terms herein set forth.

2.2.2 The Prime Lease is by this reference incorporated into and made a part hereof, except that

          (i) all references in the Prime Lease to "Landlord", "Tenant", "Lease" and "Premises", respectively, shall be deemed to refer to Sublessor, Sublessee, this Sublease and the Premises subleased hereunder, respectively, except that all references in the following sections and/or provisions of the Prime Lease to "Landlord", "Tenant", "Lease", and "Premises", respectively, shall be deemed to refer to "Prime Lessor", "Sublessee", this "Sublease" and the "Premises



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      subleased hereunder", respectively (i.e., it is the intention of the parties that Prime Lessor shall retain all of its rights and obligations under such sections and/or provisions; that Sublessor shall not be entitled to exercise any of Prime Lessor's rights, nor shall be bound by any of Prime Lessor's obligations, under such sections and/or provisions; and that Sublessee shall be entitled to exercise all of Tenant's rights, and shall be bound by all of Tenant's obligations, under such sections and/or provisions):

          (a) The second grammatical paragraph of Section 2 (Leased Premises), relating to appurtenant rights to use common areas and facilities of the Building and Lot and Prime Lessor's reserved rights.

          (b) Section 6 (Utilities and Other Services), except that to the extent utilities are not separately metered for the Premises, Sublessee shall make payments on account of utilities to Sublessor as Additional Rent under this Sublease and not to Prime Lessor.

          (c) The first grammatical paragraph of Section 9A (Insurance - Waiver of Subrogation), except that the comprehensive general liability insurance that Sublessee must procure thereunder shall also name Sublessor as an additional insured and the indemnity provided in such Section shall inure to the benefit of Sublessor.

          (d) Section 10 (Maintenance of Leased Premises), except that Sublessee shall be deemed to be obligated to maintain and operate the Premises in the condition required thereunder not only for the benefit of Prime Lessor, but also for the benefit of Sublessor, who shall be entitled to enforce Sublessee's maintenance obligations and other covenants thereunder.

          (e)  Section 13 (Subordination)
          (f)  Sections 17.1 - 17.3 (Fire, Casualty)
          (g)  Section 17A (Eminent Domain)
          (h)  Section 19 (Rules and Regulations)

          (ii) the following sections and/or provisions of the Prime Lease are expressly EXCLUDED from this Sublease (i.e., they shall NOT be deemed to be incorporated in this Sublease) either because they are inapplicable or because they are superseded by specific provisions hereof:

          (a)  Section 1 (Parties)
          (b)  Section 2 (Leased Premises)
          (c)  Section 3.1 (Term)
          (d)  Section 4 (Rent)
          (e) Sections 5.1 through 5.4.4 (Rent Adjustments), except that these provisions shall be included for the limited purpose of determining the amount of Additional Rent payable by Sublessee on account of Rent Adjustments payable by Sublessor under the Prime Lease.
          (f)  Section 12 (Assignment - Subletting)
          (g)  Section 16A(c)(Further Lessee Covenants)
          (h)  Section 17.4 (Abatement of Rent)
          (i)  Section 20 (Broker)
          (j)  Section 22 (Notice)
          (k)  Section 24 (Option to Extend)
          (l)  Section 25 (f) (Miscellaneous Notice of Lease)



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          (m)  Fourth Amendment to Lease
          (n) Standard Form Commercial Lease dated November 22, 1993, with respect certain basement storage space.

2.2.3 This Sublease is and shall remain subject and subordinate in all respects to the Prime Lease and to all renewals, modifications, consolidations, replacements and extensions thereof. This Section 2.2.3 shall be self-operative and no further instrument of subordination shall be required. In the event of termination or cancellation of the Prime Lease for any reason whatsoever with respect to all or any portion of the Premises, this Sublease shall automatically terminate with respect to all or such portion of the Premises.

2.2.4 Notwithstanding anything contained in this Sublease to the contrary, Sublessor shall have no obligation during the term of this Sublease to provide any services of any nature whatsoever to Sublessee or to, in or for the benefit of the Premises or to expend any money for the preservation or repair of the Premises, or to observe or perform any obligations of Sublessor under this Sublease in any case where such services, expenditures or obligations are required under the Prime Lease to be provided, performed or observed by Prime Lessor for the benefit of Sublessor with respect to the Premises, and Sublessee agrees to look solely and directly to Prime Lessor for the furnishing of any such services, expenditure of any such sums, or observance or performance of any such obligations to which, or the benefit of which, Sublessee may be entitled under this Sublease, but nothing in the foregoing shall be deemed to exculpate or otherwise release Sublessor from, or prevent Sublessee from looking directly to Sublessor for, any liability arising out of Sublessor's negligence or the failure of Sublessor to perform its express obligations hereunder; nor shall the foregoing relieve Sublessor of its express obligations set forth in this Sublease. Sublessor shall, however, upon the request of Sublessee from time to time (which request may be oral), use due diligence and reasonable efforts to cause Prime Lessor to furnish such services, expend such sums, and observe and perform such obligations. Sublessor's only obligations under the Prime Lease with respect to the Premises are to use the aforesaid due diligence and reasonable efforts and to make those payments of all rent and other charges due to Prime Lessor thereunder, which payments Sublessor hereby agrees to make, provided, however, that Sublessee makes timely payment to Sublessor of all rent and other charges payable under this Sublease. Sublessor hereby agrees that, so long as Sublessee makes timely payment to Sublessor of all rent and other charges payable by Sublessee hereunder, Sublessor shall make timely payment of all rent and other charges due to Prime Lessor as landlord under the Sublease. It is the intention of the parties that Sublessee comply with all of Sublessor's obligations as tenant under the Prime Lease (not excluded under Section 2.2.2 above) with respect to the Premises to the same extent and with the same force and effect as if Sublessee were tenant thereunder, and Sublessee hereby agrees to so comply with all of Sublessor's such obligations under the Prime Lease with respect to the Premises. Sublessee shall have no claim against Sublessor for any default by the Prime Lessor under Prime Lease. If as a result of any default by Prime Lessor as landlord under the Prime Lease, Sublessor as tenant under the Prime Lease is entitled to any offset or similar rights against Prime Lessor, Sublessee shall be entitled to a fair and equitable share of such offset or similar rights. So long as Sublessee is not in default under this Sublease beyond any applicable notice, grace or cure period, Sublessee shall have the right, subject to the prior written consent of Sublessor, which consent shall not be unreasonably withheld and shall be given or withheld by Sublessor five
(5) business days after receipt of the request therefor, to maintain, in the name of Sublessor but at Sublessee's sole cost and expense, an action or actions to compel Prime Lessor to discharge the responsibilities of Prime Lessor under the Prime Lease. Sublessor shall not unreasonably withhold its consent to the bringing of any such action or actions by Sublessee, provided, in each instance, that Sublessee shall not sue if Sublessor has itself commenced an action or actions for the same purpose; and provided, further, that Sublessor may withhold its consent if, in Sublessor's judgment, such action would


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result in an increase in rent, additional rent, or any other sums whatsoever payable by Sublessor to Prime Lessor under the Prime Lease. In any event, Sublessee agrees to indemnify Sublessor and hold Sublessor harmless from and against all loss, cost, damage, expense, or liability (including, without limitation, attorney's fees and disbursements) which Sublessor may incur by reason of any action brought by Sublessee against Prime Lessor. No default by Prime Lessor under the Prime Lease shall excuse Sublessee from the performance of any of its obligations to be performed under this Sublease or to any reduction in or abatement of any of the rent provided for in this Sublease, unless and only to the extent that Sublessor shall be excused from the performance of a corresponding obligation as the "tenant" under the Prime Lease.

2.2.5 Sublessee shall neither do, nor permit to do nor permit to be done, anything that would increase Sublessor's obligations to the Prime Lessor under the Prime Lease (unless Sublessee shall indemnify Sublessor from such increased obligation) or that would cause the Prime Lease to be terminated or forfeited. Sublessor shall not amend or modify (nor agree to amend or modify) the Prime Lease in any way that would increase Sublessee's obligations or diminish Sublessee's rights under this Lease, nor shall Sublessor do, nor permit to do or be done, anything that would cause the Prime Lease to be cancelled, terminated or forfeited.

2.2.6 Sublessor shall promptly give Sublessee a copy of any notice of default, termination or otherwise affecting the existence or validity of the Sublease or relating to any casualty or taking, given by Sublessor or Prime Lessor to the other.

2.3   RIGHT OF FIRST OFFER ON ADDITIONAL SPACE

      Sublessor hereby agrees that if Sublessor determines that it no longer needs all or any portion of the Leased Premises and intends to make such space available for occupancy by third parties, Sublessor shall first offer to sublease such space to Sublessee, on all of the terms and conditions of this Sublease, prior to offering such space to any third party; Base Rent payable with respect to any first floor space shall be calculated at the rate of $35.71 per rentable square foot, and with respect to any third floor space shall be calculated at the rate of $46.50 per rentable square feet. Any such offer by Sublessor shall be in writing and shall specify the date on which such space is anticipated to be available for occupancy by Sublessee. To accept any such offer, Sublessee must give Sublessor written notice, within ten (10) business days after receipt of Sublessor's offer notice, stating that Sublessee has elected to accept Sublessor's offer. If Sublessee accepts Sublessor's offer, the parties shall enter into an amendment to this Sublease to add such space to the Premises and to amend such other adjustments to the rent and the like as are appropriate. If Sublessee fails to accept Sublessor's offer within such 10 business day period, Sublessor shall thereafter be free to offer the space described in Sublessor's offer notice to any third party. Sublessor hereby agrees that if Sublessor subleases such space to any third party, and if terms of such sublease entitles the third party to have access through the Premises subleased hereunder to the Building's freight elevator and/or other laboratory space in the Building, Sublessor shall condition such third party's rights to use such access to such reasonable rules and regulations as Sublessee may impose from time to time.


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                                   ARTICLE III

                                TERM OF SUBLEASE
                                ----------------

3.1  TERM

     The Sublease Term of this Sublease shall be for the period specified in
Section 1.1 as the Sublease Term, unless earlier terminated or extended as provided below.

                                   ARTICLE IV

                              CONDITION OF PREMISES
                              ---------------------

4.1  CONDITION OF PREMISES

     Sublessee agrees to accept the Premises "as is", generally in the same order and condition as the Premises are in as of the date hereof, and agrees that Sublessor is under no obligation to perform any work upon or alteration to the Premises for Sublessee's use and occupancy, other than to deliver each portion of the Premises to Sublessee on the Commencement Date free of Sublessor's personal property (except for any furniture and movable laboratory equipment, if any, rented by Sublessor to Sublessee pursuant to the separate agreement contemplated by Section 7.2(b) below) and in broom clean condition.

4.2  SUBLESSEE'S WORK

     Sublessor will permit Sublessee and its agents to enter the Premises prior to the Commencement Date, in order to perform through Sublessee's own contractors any work necessary to prepare the Premises for Sublessee's occupancy ("Sublessee's Work") as approximately described on the attached Exhibit B, including without limitation construction of the demising walls necessary to cause the Premises to constitute space that is separately demised from the portions of the Leased Premises retained by Sublessor; all such work shall be performed substantially in accordance with plans approved by Sublessor and Prime Lessor. The foregoing license to enter prior to the Commencement Date is conditioned upon Sublessee's workers and mechanics working in harmony and not interfering with the labor employed by Sublessor, Sublessor's mechanics or contractors or by Prime Lessor or any other tenant or their contractors. If at any time such entry shall cause disharmony or interference, this license may be immediately withdrawn by Sublessor.

     Worker's compensation and public liability and property damage insurance, all in amounts and with companies and on forms satisfactory to Sublessor, shall be provided and at all times maintained by Sublessee or Sublessee's contractors engaged in the performance of any work and, before proceeding with any work, certificates of such insurance shall be furnished to Sublessor.

     Any such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Sublease except the covenant to pay rent.



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

                                    ARTICLE V

                                       USE
                                       ---

5.1  PERMITTED USE

     Sublessee agrees that the Premises shall be used and occupied for the Permitted Uses specified in Section 1.1 only. During the Sublease Term, Sublessee shall assume and maintain exclusive control of the Premises.

5.2  ASSIGNMENT AND SUBLETTING

     Sublessee shall not, by operation of law or otherwise, assign, mortgage, pledge, encumber or in any manner transfer this Sublease, or any part thereof or any interest of Sublessee hereunder, or sublet or permit the Premises or any part thereof to be used or occupied by others, without the prior consent of Sublessor, which consent shall not be unreasonably withheld or delayed. Sublessee acknowledges, however, that any such assignment or sub-sublet will be also be subject to the approval of the Prime Lessor. Notwithstanding the foregoing, Sublessor hereby agrees that Sublessee may, without the consent of Sublessor but upon prior notice to Sublessor, assign this Sublease or sub-sublet all or any portion of the Premises to any "affiliate" of Sublessee, or to any corporation or other business entity into which Sublessee may merge or to which Sublessee may sell all or substantially all of its assets or capital stock. For purposes of this Sublease, the term "affiliate" shall mean any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Sublessee; as used in the preceding clause, the term "control" shall mean the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares or other evidence of ownership of the controlled entity.

                                   ARTICLE VI

                                      RENT
                                      ----

6.1  BASE RENT; ADDITIONAL RENT

     (a) The Base Rent and Additional Rent specified in Section 1.1 hereof (collectively, the "Rent"), and any additional rent or other charges payable pursuant to this Sublease shall be payable by Sublessee to Sublessor at Sublessor's mailing address (or such other place as Sublessor may from time to time designate by notice to Sublessee). Sublessee shall have no obligation to pay Rent until the Rent Commencement Date specified in Section 1.1 occurs.

     (b) Rent shall be payable, in advance, on or before the twenty-fifth (25th) day of each and every calendar month during the term of this Sublease.

     (c) Rent for any partial month shall be paid by Sublessee to Sublessor at such rate on a pro rata basis. Other charges payable by Sublessee on a monthly basis, as hereinafter provided, shall likewise be prorated.

     All Rent and other amounts due under this Sublease shall be made without demand, offset or deduction. Sublessee shall be entitled to a fair and equitable share of all rent abatements set forth in the Prime Lease which Sublessor has been granted with respect to the Premises, except that Sublessee shall



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


not be entitled to any share of any rent abatement granted to Sublessor or account of Taxes, since Sublessee has no obligation to make any payments hereunder on account of Taxes.

     Sublessee shall have the right to inspect Sublessor's books and records as they relate to Additional Rent, but not more frequently than once each year. Appropriate adjustments of estimated amounts shall be made between Sublessor and Sublessee promptly after the close of each calendar year to account for actual Additional Rent for such year. Sublessor shall credit any amount due from it to Sublessee as a result of any such adjustments against any sums then due from Sublessee to Sublessor under this Sublease. the balance of any amounts due shall be paid within twenty (20) days after written notice thereof.

6.2  EXCESS UTILITY COSTS

     If Sublessor, in its reasonable judgment, determines that Sublessee is using excessive quantities of HVAC, electricity or water (for purposes of this Sublease, "excessive quantities" shall mean quantities more than 10% higher than the quantities being consumed by Sublessor [calculated on a per square foot basis] in those portions of the Leased Premises used by Sublessor for purposes comparable to Sublessee's use of the Premises), then in addition to paying Sublessee's Share of utilities, Sublessee shall also, upon receipt of a written invoice therefor, reimburse Sublessor for the cost of any such excess. In determining whether "excessive quantities" are being used, Sublessor shall take into consideration the relative utilization levels of the Leased Premises by Sublessor and the Premises by Sublessee.

6.3  SECURITY DEPOSIT

     Sublessee shall upon execution hereof deposit the amount specified in
Section 1.1 as the Security Deposit, with Lynch, Murphy, Walsh & Partners, Inc. ("Escrow Agent"), in escrow for the benefit of Sublessor which Security Deposit shall be held by Escrow Agent for the benefit of Sublessor as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, Sublessee shall within twenty (20) days after written demand therefor deposit cash with Escrow Agent in an amount sufficient to restore the Security Deposit to the full amount specified in Section 1.1 and Sublessee's failure to do so shall be a material breach to this Sublease. Escrow Agent shall hold the Security Deposit in a separate, segregated and interest-bearing "money-market" account. The Security Deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, together with payment of all interest earned on the Security Deposit, to Sublessee promptly following the expiration of the term hereof.

                                   ARTICLE VII

                       ALTERATIONS, FIXTURES AND EQUIPMENT
                       -----------------------------------

7.1  ALTERATIONS

     Sublessor hereby consents to the interior non-structural alterations which Sublessee intends to make to the Premises as approximately described on the attached Exhibit B; Sublessee acknowledges, however, that Sublessee shall not be permitted to make such interior non-structural alterations until such time as Sublessee has also obtained the consent of Prime lessor thereto (Sublessor shall not be responsible for the failure or refusal of Prime Lessor to consent to such improvements). Sublessee may not make other alterations, installations, and improvements to the Premises without first obtaining the prior consent of both Sublessor and Prime Lessor. Sublessor hereby agrees that it shall not unreasonably withhold its consent to any alterations, additions or improvements approved by Prime Lessor. Any such approved alterations, additions or improvements shall be done at Sublessee's sole expense in a good and workmanlike manner and in compliance with all applicable laws and codes and the applicable requirements of the Prime Lease.

7.2  FIXTURES AND EQUIPMENT

     (a) Sublessee shall be entitled to use all built-in fixtures and equipment, including fume hoods and laboratory benches physically located in the Premises as of June 9, 1998. Sublessee shall, at its expense, maintain and repair such fixtures and equipment in good order, repair and condition and shall surrender all such fixtures and equipment to Sublessor in such condition at the end of the term, reasonable wear and tear and damage by fire or other casualty excepted.

     (b) The parties contemplate that, pursuant to a separate agreement between Sublessor and Sublessee dated on or about the date of this Sublease, Sublessor may rent to Sublessee certain furniture and movable laboratory equipment for use in the Premises.

                                  ARTICLE VIII

                                SUBLESSEE'S RISK
                                ----------------

8.1  SUBLESSEE'S RISK

     Sublessee agrees to use and occupy the Premises at Sublessee's own risk; and to the fullest extent permitted by law, Sublessor shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Sublessee, or of those claiming by, through or under Sublessee, including without limitation, any loss or damage from the breaking, bursting, crossing, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or like matters.

                                   ARTICLE IX

                         SUBLESSOR'S ACCESS TO PREMISES
                         ------------------------------

9.1  SUBLESSOR'S RIGHT OF ACCESS

     If Sublessee fails to make any necessary repairs to the Premises within a reasonable time after notice thereof from Sublessor, Sublessor shall have the right to enter the Premises at all reasonable hours for the purpose of making such repairs.

                                    ARTICLE X

                                    INSURANCE
                                    ---------

10.1 SUBLESSEE'S INSURANCE

     Sublessee shall carry and maintain, throughout the term hereof, at its own cost and expense, the insurance required under Section 9A of the Prime Lease; such insurance shall name as additional insureds both Sublessor and Prime Lessor.

                                   ARTICLE XI

                                    CASUALTY
                                    --------

11.1 CASUALTY AND RESTORATION; EMINENT DOMAIN

     If the Premises, or any part thereof, shall be damaged or destroyed by fire or other casualty or damage by eminent domain then Sublessee shall promptly notify Prime Lessor and Sublessor. Under the Prime Lease the Prime Lessor is obligated, as soon as possible thereafter, to repair or restore the Premises to the extent and in the manner set forth in Sections 17 and 17A of the Prime Lease, as the case may be. If Prime Lessor abates Sublessor's rent with respect to the Premises as a result, then Rent and other charges hereunder shall be similarly abated for so long as Sublessor is entitled to and receives an abatement under the Prime Lease. If damage is of the type which entitles Prime Lessor or Sublessor to terminate the Prime Lease and either such party so elects to terminate the Prime Lease, then the Prime Lease shall cease and come to an end and this Sublease shall similarly terminate. In addition, if damage is of the type which would entitle Sublessor to terminate the Prime Lease, Sublessee shall have the right to exercise Sublessor's right of termination by giving both Sublessor and Prime Lessor written notice of such termination within the applicable notice period set forth in Sections 17 and 17A of the Prime Lease, as the case may be. Sublessee acknowledges that Sublessor shall, in no event, have any obligation whatsoever to rebuild or restore any damage to the Premises.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------
12.1 WAIVER

     Failure on the part of either party to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by such party of any of its rights hereunder. Further, it is agreed that no waiver of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent to or approval of any action by either party requiring such consent or approval shall not be deemed to waive or render unnecessary such consent to or approval of any subsequent similar act by such party.

12.2 COVENANT OF QUIET ENJOYMENT

     Sublessee, subject to the terms and provisions of this Sublease, on payment of the Rent and observing, keeping, and performing all of the terms and provisions of this Sublease on Sublessee's part to be observed, kept, and performed, shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the Sublease Term without hindrance or ejection by Sublessor or by any person lawfully claiming under Sublessor, but subject to force majeure; the foregoing covenant of quiet enjoyment is given in lieu of any other covenant, whether express or implied.

12.3 INVALIDITY OF PARTICULAR PROVISIONS

     If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

12.4 BROKERS

     Each party represents and warrants to the other that it has not directly or indirectly dealt, with respect to the Premises and this Sublease with any broker other than the Brokers identified in Section 1.1 (the "Brokers"). Each party shall save harmless and indemnify the other party against any claims by anyone with whom it has so dealt or by whom its attention was called to the Premises, other than the Brokers, for a commission arising out of the execution and delivery of this Sublease or out of negotiations between Sublessor and Sublessee with respect to space in the Building. Sublessor agrees to pay the Brokers the commission with respect to this Sublease set forth in a separate agreement between Sublessor and the Brokers.

12.5 PROVISIONS BINDING, ETC.

     Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and assigns, respectively, of Sublessor and Sublessee. Each term and each provision of this Sublease to be performed by either party shall be construed to be both a covenant and a condition. The reference contained to the successors and assigns of Sublessee is not intended to constitute a consent to assignment by Sublessee, but has reference only to those instances in which Sublessor shall have given its consent to a particular assignment if such consent is required by the provisions of this Sublease. Each person executing this Sublease on behalf of Sublessor warrants that Sublessor is a duly existing and valid Delaware corporation qualified to do business in Massachusetts, that Sublessor has duly executed and delivered this Sublease, that the execution and delivery of, and the performance by Sublessor of its obligations under this Sublease are within the powers of Sublessor and have been duly authorized by all requisite corporate action, and that this Sublease is a valid and binding obligation of Sublessor in accordance with its terms. Each of the persons executing this instrument on behalf of the Sublessee hereby covenant and warrant that the Sublessee is a duly existing and valid Delaware corporation qualified to do business in Massachusetts, that Sublessee has duly executed and delivered this Sublease, that the execution and delivery of, and the performance by Sublessee of its obligations under this Sublease are within the powers of Sublessee and have been duly authorized by all requisite corporate action, and that the Sublease is a valid and binding obligation of Sublessee in accordance with its terms.

12.6 NO RECORDING

     Sublessee agrees not to record this Sublease or any notice thereof.

12.7 NOTICES

     Whenever by the terms of this Sublease notice, demand or other communication shall or may be given, either to Sublessor or to Sublessee, the same shall be adequately given if in writing and delivered by hand or sent by registered or certified mail, postage prepaid:

     If intended for Sublessor, addressed to it prior to the Commencement Date at the mailing address set forth in Section 1.1, with a courtesy copy to Sublessor's real estate attorneys Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, Attention: Thomas G. Schnorr, Esq. (or to such other address or addresses as may from time to time hereafter be designated by Sublessor by like notice).

     If intended for Sublessee, addressed to it the address set forth in Section 1.1, and after the Commencement Date addressed to it at the Premises, with a courtesy copy to Sublessee's real estate attorneys Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 Attention: Keith Barnett (to such other address or addresses as may from time to time hereafter be designated by Sublessee by like notice).

All such notices shall be effective upon receipt or refusal to receive.

12.8 PRIME LESSOR CONSENT

     This Sublease shall not be effective until and unless Prime Lessor has given its consent hereto, which consent shall be in form and substance reasonably satisfactory to Sublessee; Sublessor shall be responsible for paying all costs and expenses payable to Prime Lessor under the Prime Lease in connection with obtaining such consent. Sublessor shall use reasonable efforts to obtain Prime Lessor's consent, but shall not be responsible for the failure or refusal of Prime Lessor to consent to this Sublease. If Prime Lessor fails to give such consent to this Sublease on or before July 15, 1998, then Sublessee may elect to cancel this Sublease and all liability hereunder at any time thereafter provided that Prime Lessor has not yet given such consent, by giving written notice to Sublessor of such cancellation.

     EXECUTED UNDER SEAL, in any number of counterpart copies, each of which counterpart copies shall be an original for all purposes, as of the day and year first above written.



                             Sublessor:  CAMBRIDGE NEUROSCIENCE, INC.



                                         By /s/ Harry W. Wilcox
                                            -----------------------------------
                                            Its  President
                                            hereunto duly authorized


                             Sublessee:  MILLENNIUM PHARMACEUTICALS, INC.



                                         By /s/ Janet Bush
                                            -----------------------------------
                                            Its  Vice President, Finance
                                            hereunto duly authorized

                                    EXHIBIT A

This exhibit consists of two pages (Exhibit A-1 and A-2), being the floor plans of the premises on the first and third floors of Building 700 located at One Kendall Square, Cambridge, Massachusetts, subject to the sub-lease agreement. The premises on the first floor consists of approximately 6,000 rentable square feet and the premises on the third floor consists of approximately 15,000 rentable square feet of space.

                                    EXHIBIT B

This exhibit consists of two pages (Exhibit B-1 and B-2), being floor plans for the premises located on the first and third floors of Building 700 located at One Kendall Square, Cambridge, Massachusetts, which are subject to this sub-lease agreement. These plans document the planned non-structural interior office and wall changes to be made to the premises by the Sublessee.

                                  EXHIBIT C

Lease agreement regarding property located at One Kendall Square, Cambridge, Massachusetts, dated as of July 16, 1992, between the Trustees of Old Kendall Realty Trust and the Company (previously filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the period ended December 31, 1992), as amended by a First Amendment, dated September 22, 1992 (previously filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the period ended December 31, 1992), as amended by a Second Amendment, dated September 22, 1993 (previously filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the period ended December 31, 1993), as amended by a Third Amendment, dated March 11, 1996 (previously filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the period ended December 31, 1996), as amended by a Fourth Amendment, dated June 17, 1997 (previously filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the period ended December 31, 1997).